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                                                                 Exhibit 3.11(b)

                              ARTICLES OF REDUCTION

                                       OF

                        RENT-A-CAR COMPANY, INCORPORATED

1. The name of the corporation is

                        RENT-A-CAR COMPANY, INCORPORATED

2. On January 21, 1975, the Board of Directors adopted the following resolution:

                  RESOLVED, that the ninety-eight (98) shares of capital stock,
            $100 par value, heretofore reacquired by the Company be cancelled; stated capital of the Company shall thereupon be reduced by $9,800.00 and the stated capital of the Company after such cancellation and reduction shall be $10,200.00

3. The aggregate number of issued shares after giving effect to such cancellation is to be 102 shares of capital stock of the par value of $100 each.

Dated: January 21, 1975

                                        RENT-A-CAR COMPANY, INCORPORATED


                                        By /s/ C. K. Wright
                                           -----------------------------
                                             Its President


                                        And by /s/ [ILLEGIBLE]
                                               -------------------------
                                                 Its Secretary